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                                                                     EXHIBIT 3.2

                                     BYLAWS
                                       OF
                         COAST FINANCIAL HOLDINGS, INC.
                            (as of December 11, 2002)

                              ARTICLE I - OFFICES

         SECTION 1. PRINCIPAL OFFICE. The principal office of Coast Financial Holdings, Inc. (the "Corporation") may be located either within or without the State of Florida as the board of directors of the Corporation (the "Board of Directors" or the "Board") may designate.

         SECTION 2. REGISTERED OFFICE. The registered office of the Corporation required by the Florida Business Corporation Act ("FBCA") to be maintained in the State of Florida may be, but need not be, identical to the principal office in the State of Florida, and the address of the registered office may be changed from time to time by the Board of Directors.

                           ARTICLE II - SHAREHOLDERS

         SECTION 1. ANNUAL MEETING. An annual meeting of the shareholders of the Corporation shall be held during the first week of June in each year on such date and at a time as shall be designated by the Board of Directors and stated in the notice of meeting for the election of directors and for the transaction of any other business as may properly come before the meeting. If for any reason the election of directors is not held on the day designated in the notice of meeting for the annual meeting of shareholders, or at any adjournment of the annual meeting, the Board of Directors shall cause the election to be held at a special meeting of the shareholders as soon thereafter as may be convenient.

         SECTION 2. SPECIAL MEETING. Special meetings of shareholders, for any purpose or purposes, may be called by the Board of Directors, the President, or the Secretary of the Corporation, or, upon demand made in conformance with the FBCA by the holders of not less than ten percent 10% of all the votes entitled to be cast on any issue to be considered at such meeting, and such special meetings may not be called by any other person or persons. The only business which may be conducted at a special meeting of shareholders of the Corporation is that which is within the purposes described in the notice of the special meeting required by Article II, Section 4 of these bylaws.

         SECTION 3. PLACE OF MEETING. The Board of Directors, the chairman of the Board (the "Chairman"), or the President shall designate the place, either within or without the State of Florida, as the place of meeting for any annual or special meeting of shareholders. If no designation is made, the place of meeting shall be the principal office of the Corporation.

         SECTION 4. NOTICE OF MEETING. A written notice stating the time, date, and place of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered to each shareholder of record entitled to vote at such meeting not less than ten (10) nor more than sixty (60) days before the date of the meeting. Such notice may be communicated to shareholders in person, by "electronic transmission" (as defined in the FCBA), by mail, or by any other means permitted under the FBCA, by or at the direction of the President, the Secretary, or the person or persons calling the meeting. If mailed, such notice shall be deemed delivered when deposited in the United States mail, postage prepaid, addressed to the shareholder at his address as it appears on the stock transfer books of the Corporation. If communicated by

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electronic transmission, such notice shall be deemed delivered when transmitted to the shareholder in the manner authorized by the shareholder. Any shareholder may waive notice of any meeting, before or after the meeting. Such waiver must be in writing, signed by the shareholder entitled to notice, and delivered to the Corporation for inclusion in the minutes or filing with the bank records. The attendance of a shareholder at a meeting shall constitute a waiver of any objection to the lack of notice or defective notice of such meeting, except when the shareholder at the beginning of the meeting objects to holding the meeting or transacting business at the meeting.

         SECTION 5. ADJOURNMENTS. Any meeting of the shareholders, annual or special, may adjourn from time to time to reconvene at the same or some other place (such reconvened meeting being referred to herein as the "reconvened meeting"), and notice need not be given of the new date, time, and place of the reconvened meeting if, prior to such adjournment, the new date, time and place thereof is announced at the meeting at which the adjournment is taken. If, however, the Board of Directors fixes a new record date or if a new record date for the reconvened meeting is required to be fixed under law, a notice of the reconvened meeting shall be given in compliance with Section 4 of this Article II to each shareholder of record on the new record date entitled to notice of and to vote at the reconvened meeting.

         SECTION 6. RECORD DATE. In order that the Corporation may determine the shareholders entitled to notice and to vote at any meeting of shareholders, or to express consent to corporate action in writing without a meeting (to the extent permitted by law and the Articles of Incorporation of the Corporation ("Articles of Incorporation")), or to receive payment of any dividend or other distribution or allotment of rights, or to exercise any rights in respect of any change, conversion, exchange of shares, or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date on which the resolution fixing the record date is adopted by the Board of Directors and which record date: (a) in the case of a determination of the shareholders entitled to notice of and to vote at any meeting of shareholders, shall not be more than seventy (70) and not less than ten (10) days prior to the date of any such meeting; (b) in the case of a determination of shareholders entitled to take action by written consent without a meeting, shall not be less than ten (10) days after the date upon which a resolution fixing the record date is adopted by the Board of Directors, and (c) in the case of any other action, shall not be more than seventy (70) days prior to the time for such other action.

         If no record date is fixed, the record date for determining: (i) shareholders entitled to notice of and to vote at a meeting of shareholders shall be at the close of business on the day before the first notice is delivered to shareholders or, if notice is waived by all shareholders, at the close of business on the day immediately preceding the meeting date; (ii) shareholders entitled to express consent to corporate action in writing without a meeting (A) when no prior action of the Board of Directors is required by the FBCA, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation in accordance with applicable law, or (B) when prior action by the Board of Directors is required by the FBCA, shall be at the close of business on the day on which the Board of Directors adopts the resolution taking such prior action and (iii) the record date for determining the shareholders for any other purpose, shall be the close of business on which the Board of Directors adopts a resolution relating thereto.

         A determination of shareholders of record entitled to notice of or to vote at a meeting of shareholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may, or if the meeting is adjourned to a date more than 120 days after the date fixed for the original meeting, the Board of Directors shall, fix a new record date for the reconvened meeting and

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a notice of the reconvened meeting shall be given in compliance with
Section 4 of this Article II to each shareholder of record on the new record date entitled to notice thereof and to vote at the reconvened meeting.

         SECTION 7. SHAREHOLDERS LIST FOR MEETING. After fixing the record date for a meeting, an alphabetical list of the names of all shareholders entitled to notice of the meeting, arranged by voting group, with the address of and the number, class, and series, if any, of shares held by each, shall be prepared by the Secretary of the Corporation. The shareholders list shall, upon written demand, be available during regular business hours, for inspection by any shareholder and at his expense for a period of ten (10) days prior to the meeting date, or such shorter time as may exist between the record date and the meeting, and continuing through the meeting, at the Corporation's principal office, at a place set forth in the meeting notice in the city where the meeting will be held, or at the office of the Corporation's transfer agent or registrar.

         The shareholders list also shall be made available by the Corporation at the meeting, and any shareholder is entitled to inspect the list at any time during the meeting or any adjournment. The shareholders list shall presumptively determine the identity of shareholders entitled to examine the shareholders list or to vote at the meeting.

         SECTION 8. QUORUM. At any meeting of the shareholders, the holders of a majority of the votes entitled to be cast on a matter at such meeting, represented in person or by proxy, shall constitute a quorum for action on that matter, except to the extent that the presence of a larger or smaller number may be required by these bylaws, the Articles of Incorporation, or the FBCA. Shares of the Corporation's stock owned, directly or indirectly, by the Corporation or by any corporation of which the Corporation holds, directly or indirectly, a majority of the shares entitled to vote in the election of directors of such other corporation, shall not be counted for quorum purposes, except shares held by it in a fiduciary capacity. In the absence of a quorum, the holders of a majority of the shares entitled to vote which are present in person or by proxy may adjourn the meeting from time to time in the manner provided in Article II,
Section 5 of these bylaws. Once a share is represented for any purpose at the meeting, it is deemed present for quorum purposes for the remainder of that meeting and any adjournment thereof (unless a new record date is or must be set for the reconvened meeting) and the subsequent withdrawal of shares of stock or shareholders, so as to reduce the presence, in person or by proxy, of the number of shares entitled to vote at the meeting below the number required for a quorum, shall not affect the validity of any action taken at the meeting or any adjournment thereof.

         SECTION 9. PROXIES AND VOTING. Except as otherwise provided by the Articles of Incorporation, each shareholder entitled to vote at any meeting of shareholders shall be entitled to one (1) vote, in person or by proxy, for each share of stock held by them which has voting power upon the matter in question.

         Every shareholder entitled to vote at a meeting of shareholders, or to express consent or dissent to a corporate action in writing without a meeting, or his duly authorized attorney-in-fact, may vote in person or may authorize another person or persons to act for him by proxy. The proxy must be authorized by (a) a signed written appointment form, with the signature affixed, by any reasonable means including, but not limited to, facsimile or electronic signature, or (b) by electronic transmission appearing to have been, or containing or accompanied by such information or obtained under procedures to reasonably ensure that the electronic transmission was, transmitted by such person is a sufficient appointment, including, but not limited to, telegrams, cablegrams, telephone

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transmissions, and transmissions through the internet. Any copy, facsimile transmission, or other reliable reproduction of the writing or electronic transmission may be substituted or used in lieu of the original writing or electronic transmission for any purpose the original writing or electronic transmission could be used if the copy, facsimile transmission, or reproduction is a complete reproduction of the entire original writing or electronic transmission. Such proxy shall be filed with or transmitted to the Secretary of the Corporation, or other officer or agent authorized to tabulate votes, before or at the time of such meeting or at the time of expressing such consent or dissent without a meeting. No proxy shall be valid after eleven (11) months from the date of its execution, unless a longer period is expressly provided in the proxy. A duly executed proxy shall be irrevocable if it conspicuously states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. A shareholder may revoke any proxy which is not irrevocable by attending the meeting and voting in person, or by filing an instrument in writing with the Secretary revoking the proxy, or by giving a duly executed proxy bearing a later date. If an appointment form expressly provides, any proxy holder may appoint, in writing, a substitute to act in his or her place.

         All elections of directors shall be determined by a plurality of the votes cast. Except as otherwise provided by the Articles of Incorporation or the FBCA, action on all other matters shall be approved if the votes cast in favor of the action exceed the votes cast opposing the action.

         SECTION 10. ORGANIZATION AND CONDUCT OF BUSINESS. The Chairman, if any, or in his absence, the President, if any, or in his absence, a Vice President, if any, or in his absence, such person designated by the Board of Directors, or in the absence of such designation, such person as may be chosen by the holders of a majority of the shares entitled to vote at the meeting and who are present, in person or by proxy, shall call to order any meeting of shareholders and act as chairman of the meeting. The Secretary shall act as secretary of the meeting, but in his absence the chairman of the meeting may appoint any person to act as secretary of the meeting.

         The chairman of any meeting of shareholders shall determine the order of business and the procedure at the meeting, including such regulation of the manner of voting and the conduct of discussion as seems to him or her to be in order. The date and time of the opening and closing of the polls for each matter upon which shareholders will vote at the meeting shall be announced at the meeting.

         SECTION 11. ADVANCE NOTICE OF SHAREHOLDER-PROPOSED BUSINESS AT ANNUAL MEETING.

         (a) At any annual meeting of shareholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before the annual meeting of shareholders, business must be either (i) specified in the notice of meeting (or any supplement thereof) given by or at the direction of the Board of Directors, (ii) otherwise properly brought before the meeting by or at the direction of the Board of Directors, or
(iii) otherwise properly brought before the meeting by a shareholder in accordance with these bylaws. In addition to any other applicable requirements, for business to be properly brought before an annual meeting by a shareholder, the shareholder must have given timely notice thereof in writing to the Secretary of the Corporation. To be timely, a shareholder's notice must be delivered to or mailed and received at the principal executive offices of the Corporation, not later than the close of business on the one hundred-twentieth (120th) calendar day in advance of the first anniversary date of the release of the Corporation's proxy statement to shareholders in connection with the preceding year's annual meeting of shareholders, except that if no annual meeting was held in the previous year or the date of

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the annual meeting has been changed by more than thirty (30) calendar days from the date of the anniversary of the annual meeting date stated in the previous year's proxy statement, notice by the shareholder to be timely must be so delivered or mailed and received by the Corporation not later than the close of business on the tenth (10th) calendar day following the date on which public announcement (as defined below) of the date of such annual meeting is first made. In no event shall the public announcement of an adjournment of an annual meeting commence a new time period for the giving of a shareholder's notice as described above. For purpose of Sections 11 and 12 of this Article II to these bylaws, a "public announcement" shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press, UPI, or comparable national news service or in a document filed by the Corporation pursuant to Sections 13, 14, or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). In addition to the provisions of this Section 11, a shareholder also shall comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section 11. Nothing in these bylaws shall be deemed to affect any rights of the shareholders to require inclusion of proposals in the Corporation's proxy statement pursuant to Rule 14a-8 promulgated under the Exchange Act, if applicable, or any successor provision.

         (b) Each shareholder's notice to the Secretary of new business shall set forth as to each matter the shareholder proposes to bring before the annual meeting (A) a brief description of the business desired to be brought before the annual meeting, (B) the reasons for conducting such business at the annual meeting, (C) the name and record address of the shareholder proposing such business, (D) a representation that the shareholder is the holder of record of shares of the Corporation entitled to vote with respect to such business and intends to appear in person or by proxy at the meeting to move the consideration of such business, (E) the class and number of shares of the Corporation which are beneficially owned by the shareholder, and (F) any material interest of the shareholder in such business.

         (c) Notwithstanding anything in these bylaws to the contrary, no business shall be conducted at the annual meeting except in accordance with the procedures set forth in this Section 11; provided, however, that nothing in this
Section 11 shall be deemed to preclude discussion by any shareholder of any business properly brought before the annual meeting. Except as otherwise provided by law, the chairman of an annual meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting in accordance with the provisions of this Section 11 and, any proposed business is not in compliance with this Section 11, to so declare that such defective proposal shall be disregarded and shall not be acted upon at the meeting.

         SECTION 12. PROCEDURE FOR SHAREHOLDER NOMINATION OF DIRECTORS.

         (a) Nominations of persons for election to the Board of Directors of the Bank at the annual meeting may be made by or at the direction of the Board of Directors, by a nominating committee or person appointed by the Board of Directors, or by any shareholder of the Bank entitled to vote for the election of directors at the meeting who complies with the notice procedures set forth in this Section 12. Only persons who are nominated in accordance with the following procedures shall be eligible for election as directors. Nominations for the election of directors by shareholders of the Bank may be made only if a written notice of such nomination is timely delivered to, or mailed and received, by the Secretary of the Bank. To be timely, a shareholder's notice shall be delivered to, or mailed and received at, the principal executive offices of the Bank not later than (i) with respect to an election to be held at an annual meeting of shareholders, the close of business on the

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one hundred-twentieth (120th) calendar day in advance of the first anniversary date of the release of the Bank's proxy statement to shareholders in connection with the preceding year's annual meeting of shareholders, except that if no annual meeting was held in the previous year or the date of the annual meeting has been changed by more than thirty (30) calendar days from the date of the anniversary of the annual meeting date stated in the previous year's proxy statement, a nominee proposal to be timely must be received by the Bank not later than the close of business on the tenth (10th) calendar day following the date on which public announcement of the date of such annual meeting is first made, and (ii) with respect to an election to be held at a special meeting of shareholders for the election of directors, the close of business on the tenth (10th) calendar day following the date on which public announcement of the date of such meeting is first made.

         (b) Each shareholder's notice under this Section 12 to the Secretary shall set forth (i) as to each person whom the shareholder proposes to nominate for election or re-election as a director, (A) the name, age, business address and residence address of the person, (B) the principal occupation or employment of the person, (C) the class and number of shares of capital stock of the Corporation which are beneficially owned by the person, (D) the consent of each nominee to serve as a director of the Corporation if so elected, and (E) any other information related to the person that is required to be disclosed in solicitations for proxies for election of directors pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended; and (ii) as to the shareholder giving the notice (A) the name and record address of shareholder (B) a representation that the shareholder is a holder of record of shares of the Corporation entitled to vote at the meeting with respect to the election of directors and to nominate the person or persons set forth specified in such notice, (C) the class and number of shares of capital stock of the Corporation which are beneficially owned by the shareholder, and (D) a description of all relationships, arrangements or understandings between the shareholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the shareholders. The Corporation may require any proposed nominee to furnish such other information as may reasonably be required by the Corporation to determine the eligibility of such proposed nominee to serve as director of the Corporation. No person shall be eligible for election as a director of the Corporation unless nominated in accordance with the procedures set forth herein.

         The chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the foregoing procedure, and if he should so determine, he shall so declare to the meeting and the defective nomination shall be disregarded.

         SECTION 13. INSPECTORS OF ELECTION. In advance of any meeting of the shareholders, the Board of Directors may appoint Inspectors of Election, who need not be shareholders of the Corporation, to act as the Inspectors of Election at such meetings or any adjournment thereof. If Inspectors of Election have not been appointed, the chairman of any such meeting may, and on the request of any shareholder or his proxy shall, make such an appointment at the meeting. The number of Inspectors of Election may be between one and three as determined by the Board of Directors at its discretion. No person who is a candidate for election shall act as Inspector of Election. In case any person appointed by the Board of Directors fails or refuses to act, the vacancy may be filled by the Board of Directors in advance of the convening of the meeting or at the meeting by the chairman of the meeting.

         SECTION 14. VOTING OF SHARES BY CERTAIN HOLDERS. Shares of stock standing in the name of a corporation may be voted by the officer, agent, or proxy as prescribed by the bylaws of the corporate shareholder or, in the absence of any applicable bylaw, by such person as the board of

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directors of the corporate shareholder may designate. Proof of such designation may be made by presentation of a certified copy of the bylaws or other instrument of the corporate shareholder. In the absence of any such designation or, in case of conflicting designation by the corporate shareholder, the chairman of the board, the president, any vice president, the secretary, and the treasurer of the corporate shareholder shall be presumed to possess, in that order, authority to vote such shares.

         Shares of stock held by an administrator, executor, guardian, personal representative, or conservator may be voted by him, either in person or by proxy, without a transfer of such shares into his name.

         Shares of stock standing in the name of a trustee may be voted by him, either in person or by proxy, but no trustee shall be entitled to vote shares held by him without a transfer of such shares into his name or the name of his nominee.

         Shares of stock standing in the name of a receiver, a trustee in bankruptcy proceedings, or an assignee for the benefit of creditors may be voted by him or her without the transfer thereof into his or her name.

         A shareholder whose shares of stock are pledged shall be entitled to vote such shares until the shares have been transferred into the name of the pledgee, and thereafter the pledgee or his nominee shall be entitled to vote the shares so transferred.

         Shares of stock owned by corporation, the majority of whose shares of stock entitled to vote for directors is owned or controlled by the Corporation, shall not be voted, directly or indirectly, at any meeting, except to the extent permitted by law.

         SECTION 15. ACTION BY WRITTEN CONSENT OF SHAREHOLDERS. Unless otherwise restricted by the Articles of Incorporation, any action required or permitted by the FCBA to be taken at any annual or special meeting of the shareholders of the Corporation may be taken without a meeting, without prior notice and without a vote, if (a) a consent or consents in writing, setting forth the action so taken, shall be signed and dated by the holders of outstanding shares entitled to vote thereon having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and (b) such consent or consents are delivered to the Corporation by delivery to its principal office or received by the Secretary or another officer or agent of the Corporation having custody of the book in which proceedings of meetings of shareholders are recorded.

         No written consent shall be effective to take the action referred to therein unless, within sixty (60) days of the date of the earliest dated consent delivered to the Corporation, a written consent or consents signed by a sufficient number of holders to take action are delivered to the Corporation in the manner prescribed in the first paragraph of this Section 15 of Article II or as otherwise required by law.

         Prompt notice of the taking of corporate action without a meeting shall be given as required by law to those shareholders who have not consented in writing or who are not entitled to vote on the action.

         Any action taken in the manner provided by this Section 15 of Article II has the effect of a meeting vote and, to the extent permitted by law, may be described as such in any document.

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                        ARTICLE III - BOARD OF DIRECTORS

         SECTION 1. GENERAL POWERS. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors which Board of Directors may, except as otherwise provided by law, the Articles of Incorporation, or these bylaws, exercise all powers and do all such acts and things as may be exercised or done by the Corporation.

         SECTION 2. NUMBER, TENURE, AND QUALIFICATION. The number of Directors who shall constitute the whole Board of Directors shall be between seven (7) and fifteen (15), as fixed from time to time by resolution of the Board of Directors in accordance with the Articles of Incorporation. The authorized number of directors may be increased or decreased from time to time by amendment of these bylaws; provided, however, that the Corporation shall always have at least one
(1) director. Any increase in the number of directors shall be effective immediately. Any decrease in the number of directors shall be effective at the time of the next succeeding annual meeting of the shareholders unless, at the time of such decrease, there shall be vacancies on the Board which are being eliminated by the decrease, in which case such decrease may become effective at any time prior to the next succeeding annual meeting to the extent of the number of vacancies.

         Except as otherwise provided by these bylaws or required by the Articles of Incorporation or law, directors shall be elected at the annual meeting of shareholders for a term of one (1) year and shall hold office until the next annual meeting of shareholders and until his or her successor is duly elected and qualified, or until his or her earlier death, resignation, or removal from office as hereinafter provided by these bylaws. Directors of the Corporation need not be shareholders of the Corporation.

         SECTION 3. CHAIRMAN OF THE BOARD. The Board of Directors may elect a Chairman of the Board of Directors annually from its members who, if so elected, shall preside at all meetings of the shareholders and the Board of Directors. The Chairman shall have such other powers and shall perform all duties as from time to time may be granted or assigned to him or her by the Board of Directors and as provided by law.

         SECTION 4. ANNUAL AND REGULAR MEETINGS. The annual meeting of the Board of Directors shall be held without other notice than these bylaws immediately after and at the same place as the annual meeting of shareholders. The Board of Directors may provide by resolution, for the holding of other regular meetings, which meetings shall be held on such dates at such times, and at such places as established by such resolution. A notice of each regular meeting other than by resolution shall not be required.

         SECTION 5. SPECIAL MEETINGS. Special meetings of the Board of Directors may be called by or at the request of the Chairman, the President, or not less than two (2) of the directors then in office. The Chairman or the President shall fix the time and place for holding such special meeting.

         SECTION 6. NOTICE. Notice of any special meeting of the Board shall be given at least two (2) days before the meeting by written notice delivered personally, by mail, by electronic transmission, or other method of delivery permitted under the FBCA at his or her business address, unless in case of emergency, the Chairman or the President shall prescribe a shorter notice to be given personally or by electronic transmission to each director at his or residence or business address. If a notice of meeting is sent by regular mail, such notice shall be deemed delivered five (5) days after its deposit

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in the United States mail, if mailed postpaid and correctly addressed. If delivered personally or by electronic transmission, such notice shall be deemed delivered when received by such director. Any director may waive notice of any meeting, before or after the meeting. The attendance of a director at a meeting shall constitute a waiver of notice of such meeting and a waiver of any and all objections to the place of the meeting, the time or date of the meeting, or the manner in which it has been called or convened, except when a director states, at the beginning of the meeting, any objection to the transaction of business because the meeting is not lawfully called or convened.

         SECTION 7. QUORUM. A majority of the number of directors fixed pursuant to Section 2 of this Article III shall constitute a quorum for transacting business at any meeting of the Board of Directors. A majority of the directors present, whether or not a quorum exists, may adjourn any meeting of the Board of Directors to another time and place. Notice of any such adjourned meeting shall be given to the directors who were not present at the time of the adjournment and, unless the time and place of the adjourned meeting are announced at the time of the adjournment, to the other directors.

         SECTION 8. VOTE REQUIRED FOR ACTION. Except as otherwise required by law, the Articles of Incorporation, or these bylaws, the vote of a majority of the directors present at a meeting in which a quorum is present shall be the act of the Board of Directors.

         SECTION 9. VACANCIES. If any vacancy occurs on the Board of Directors, including a vacancy resulting from an increase in the number of directors of the Corporation in accordance with Section 2 of this Article III, or such vacancy may be filled by the affirmative vote of a majority of the directors remaining in office, although less than a quorum of the Board of Directors, or by a sole remaining director, or by the shareholders. A director elected to fill a vacancy shall hold office only until the next annual meeting of shareholders and until his or her successor shall have been elected and qualified or until his or her earlier death, resignation, or removal from office.

         SECTION 10. COMPENSATION. By resolution of the Board of Directors, directors may receive fixed fees and other compensation for their services as directors, including, without limitation, their services as members of committees of the Board of Directors, and reimbursement for expenses incurred for attendance at meetings of the Board of Directors and its committees. The compensation of directors shall be on such basis as determined by the Board of Directors. No such payment made to a director under this Section 10 of Article III shall preclude any director from serving the Corporation in any other capacity and receiving compensation and reimbursement of expenses therefor.

         SECTION 11. PRESUMPTION OF ASSENT. A director of the Corporation who is present at a meeting of the Board of Directors at which action on any matter is taken shall be presumed to have assented to the action taken, unless he objects at the beginning of the meeting to holding it or transacting specified business at the meeting, or he votes against or abstains from the action taken.

         SECTION 12. CONSTRUCTIVE PRESENCE AT A MEETING. Members of the Board of Directors may participate in a meeting of the Board through the use of any means of communication by which all directors participating in the meeting may simultaneously hear each other during the meeting. A director participating in a meeting by this means shall constitute presence in person at the meeting

         SECTION 13. ACTION WITHOUT A MEETING. Any action required or permitted by law to be taken at any meeting of the Board or a committee thereof, may be taken without a meeting if all

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members of the Board or any committee thereof, as the case may be, consent thereto in writing, and such consent or consents are filed with the minutes of the proceedings of the Board of Directors or such committee.

         Any such consents or consent shall describe the action taken and such action so taken shall be effective when the last director or committee member executes such consent, unless such consent or consents specify a different effective date. A consent so signed has the effect of a meeting vote and may be described as such in any document.

         SECTION 14. REMOVAL OF DIRECTORS. The shareholders of the Corporation may remove one or more directors with or without cause if such shareholder action is undertaken in the manner prescribed by the FBCA.

                            ARTICLE IV - COMMITTEES

         SECTION 1. COMMITTEES OF THE BOARD OF DIRECTORS. Except as otherwise provided by the Articles of Incorporation or these bylaws, the Board of Directors, by a resolution passed by a majority of the full Board of Directors, may from time to time designate one or more committees of the Board of Directors, with such lawfully delegable powers and duties as it thereby confers, to serve at the pleasure of the Board of Directors. The Board of Directors shall, for those committees and any others provided for herein, elect two or more directors to serve as members and, if it so desires, designate one or more directors as alternate members who may replace any absent or disqualified member at any meeting of the committee.

         Any committee so designated, to the extent permitted by law and to the extent provided in the Board of Directors resolution which designates the committee, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation.

         SECTION 2. CONDUCT OF BUSINESS. Each committee designated by the Board of Directors may determine, make, alter, and repeal the procedural rules for meeting and conducting its business and shall act in accordance therewith, except as otherwise required by law or provided by the Board of Directors or these bylaws. In the absence of such rules, each committee shall conduct its business in the same manner as the Board of Directors conducts its business pursuant to Article III of these bylaws.

                              ARTICLE V - OFFICERS

         SECTION 1. NUMBER. The officers of the Corporation shall include:
President, Secretary, and a Treasurer or a Chief Financial Officer, each of whom shall be elected by the Board of Directors. One or more Vice Presidents and such other officers, assistant officers, and agents as may be deemed necessary, may be elected or appointed by the Board of Directors. A duly appointed officer may appoint one or more officers or assistant officers if authorized by the Board of Directors.

         SECTION 2. ELECTION AND TERM OF OFFICE. The officers of the Corporation to be elected by the Board shall be elected annually by the Board at the annual meeting of the Board held after each annual meeting of shareholders. If the election of officers shall not be held at meeting, such election

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shall be held as soon thereafter as may be convenient. Each officer shall hold office until his or her successor shall have been elected and qualified or until his or her earlier resignation, removal from office, or death.

         SECTION 3. REMOVAL. Any officer, assistant officer, or agent of the Corporation may be removed by the Board, either with or without cause, whenever, in the Board's its judgment, the best interests of the Corporation would be served thereby, but such removal shall be without prejudice to the contractual rights, if any, of the person so removed. Any officer or assistant officer, if appointed by another officer, may likewise be removed by the officer who so appointed them or by the Board of Directors. Election or appointment of an officer or agent shall not of itself create contract rights.

         SECTION 4. VACANCIES. A vacancy, however occurring, in any office may be filled by the Board of Directors for the unexpired portion of the term.

         SECTION 5. PRESIDENT. The President shall be the chief executive officer of the Corporation and, subject to the provisions of these bylaws and to the direction of the Board of Directors, shall supervise, control, and have the responsibility for the general management and control of the business and affairs of the Corporation. The President shall perform all duties and have all powers which are commonly incident to the office of chief executive or which from time to time may be assigned or delegated to him by the Board of Directors. If a Chairman has not been elected or is otherwise absent, the President shall preside at all meetings of shareholders and at all meetings of the Board of Directors. The President may sign all stock certificates, deeds, contracts, and other instruments of the Corporation which the Board of Directors has authorized to be executed, except in cases where the signing and execution thereof shall be expressly delegated by the Board of Directors or by these bylaws to some other officer or agent of the Corporation, or shall be required by law to be otherwise signed or executed. The President also shall have supervision and direction of all of the other officers, employees and agents of the Corporation.

         SECTION 6. VICE PRESIDENT. Each Vice President shall have such powers and duties as may be delegated to him or her by the Board of Directors. In the absence of the President or in the event of the President's death or inability or refusal to act, the Vice President, if one is elected, shall have the duties of the President, and when so acting, shall have all the powers of, and be subject to all the restrictions upon, the President. If more than one Vice President is elected, the Board of Directors shall designate which Vice President shall serve until the election of a successor President.

         SECTION 7. SECRETARY. The Secretary shall: (a) keep the minutes of all meetings of shareholders and of the Board of Directors in one or more books provided for that purpose; (b) duly issue all authorized notices in accordance with the provisions of these bylaws or as required by law; (c) have charge of and be custodian of the corporate books and records and of the seal of the Corporation, and shall affix or cause to be affixed the seal of the Corporation to all documents the execution of which on behalf of the Corporation is duly authorized; (d) keep a register of the post office address of each shareholder which shall be furnished to the Secretary by each shareholder; (e) have general charge of the stock transfer books of the Corporation; (f) authenticate all records of the Corporation; and (g) in general, perform all duties incident to the office of Secretary and such other duties as the Board of Directors or the President from time to time prescribe.

         SECTION 8. TREASURER OR CHIEF FINANCIAL OFFICER. The Treasurer or the Chief Financial Officer (the "Treasurer") shall: (1) have responsibility for maintaining the financial records of the Corporation; (2) receive and give receipts for monies due and payable to the Corporation from any

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source whatsoever; (3) deposit all such monies in the name of the Corporation in such banks, trust companies, or other depositories as shall be selected in accordance with the provisions of Article VII of these bylaws; (4) make disbursements of the funds of the Corporation as are authorized; (5) render from time to time an account of all transactions and of the financial condition of the Corporation; and (6) in general perform all of the duties incident to the office of Treasurer as the Board of Directors or the President from time to time prescribe. If required by the Board of Directors, the Treasurer shall give a bond for the faithful discharge of his or her duties in such sum and with such surety or sureties as the Board of Directors shall determine.

         SECTION 9. OFFICER COMPENSATION. The salaries and other compensation paid to officers of the corporation shall be fixed from time to time by the Board of Directors and no officer shall be prevented from receiving such salary or other compensation by reason of the fact that he is also a director of the Corporation.

         SECTION 10. ACTION WITH RESPECT TO SECURITIES OF OTHER CORPORATIONS. Unless otherwise directed by the Board of Directors, the President or any other officer of the Corporation authorized by the President shall have power to vote and otherwise act on behalf of the Corporation, in person or by proxy, at any meeting of shareholders of or with respect to any action of shareholders of any other corporation in which this Corporation may hold securities and otherwise to exercise any and all rights and powers which this Corporation may possess by reason of its ownership of securities in such other corporation.

                            ARTICLE VI - RESIGNATIONS

         Any director or officer of the Corporation may resign at any time by delivering written notice to the Board of Directors or its Chairman, or to the President or the Secretary of the Corporation. Any such resignation shall take effect when delivered unless the notice specifies a later effective date. If a resignation is made effective at a later date, the Board of Directors may fill the pending vacancy before the effective date if the Board of Directors provides that the successor does not take office until the effective date.

               ARTICLE VII - CONTRACTS, LOAN, CHECKS, AND DEPOSITS

         SECTION 1. CONTRACTS. The Board of Directors may authorize any officer or officers, agent or agents to enter into any contract or execute and deliver any instrument in the name of and on behalf of the corporation, unless otherwise restricted by law. Such authority may be general or confined to specific instances.

         SECTION 2. LOANS. No loans shall be contracted on behalf of the Corporation and no evidence of indebtedness shall be issued in its name unless authorized by a resolution of the Board of Directors. Such authority may be general or confined to specific instances.

         SECTION 3. CHECKS, DRAFTS, ETC. All checks, drafts, or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the Corporation, shall be signed by such officer or officers, agent or agents of the Corporation in such manner as shall from time to time be determined by resolution of the Board of Directors.

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         SECTION 4. DEPOSITS. All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation in such banks, trust companies, or other depositories as the Board of Directors may select.

            ARTICLE VIII - CERTIFICATES FOR SHARES AND THEIR TRANSFER

         SECTION 1. CERTIFICATES OF STOCK. Unless the Board of Directors provide otherwise, each shareholder shall be entitled to a certificate which certifies the number and class of shares owned by him or her, signed by or in the name of the Corporation by (a) the President or a Vice President, and by either the Secretary or an Assistant Secretary, or the Treasurer or an Assistant Treasurer, or (b) any other officers or directors of the Corporation designated by the Board of Directors. Any or all of the signatures on the certificate may be by facsimile. In case any officer, transfer agent, or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent, or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer, transfer agent, or registrar at the date of issue.

         Certificates representing shares of the Corporation shall be in such form as shall be determined by the Board of Directors. All certificates for shares shall be numbered consecutively or otherwise identified. The name and address of the person to whom the shares represented thereby have been issued, the number of shares, and the date of issuance shall be entered on to the transfer books of the Corporation.

         All certificates representing shares which are subject to restrictions on transfer or to other restrictions shall have conspicuously imprinted or otherwise referenced thereon such notation.

         SECTION 2. TRANSFERS OF STOCK. Transfers of stock shall be made only upon the transfer books of the Corporation kept at an office of the Corporation or by transfer agents designated to transfer shares of the stock of the Corporation. Transfers of stock shall be made on the transfer books of the Corporation only when the holder of record thereof, or his legal representative, or his attorney thereunto authorized by a power of attorney duly executed and filed with the Secretary of the Corporation, shall furnish proper evidence of authority to transfer, and when there is surrendered for cancellation the certificate(s) for shares, properly endorsed. The person in whose name shares stand on the books of the Corporation shall be deemed by the Corporation to be the owner thereof for all purposes. Except where a certificate is issued in accordance with Section 3 of Article VIII of these bylaws, an outstanding certificate for the number of shares involved shall be surrendered for cancellation before a new certificate is issued therefor.

         SECTION 3. LOST, STOLEN, OR DESTROYED CERTIFICATES. In the event of the loss, theft, or destruction of any certificate of stock, another may be issued in its place pursuant to such regulations as the Board of Directors may establish concerning proof of such loss, theft, or destruction and concerning the giving of a satisfactory bond or bonds of indemnity.

         SECTION 4. REGULATIONS. The issue, transfer, conversion, and registration of certificates of stock shall be governed by such other regulations as the Board of Directors may establish.

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                          ARTICLE IX - INDEMNIFICATION

         SECTION 1. RIGHT TO INDEMNIFICATION. Each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding") by reason of the fact that he or the person for whom he is the legal representative is or was a director of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee, or agent of another corporation or of a partnership, joint venture, trust, or other enterprise, including service with respect to an employee benefit plan (hereinafter an "indemnitee"), whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee, or agent or in any other capacity while serving as a director, officer, employee, or agent, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the FBCA, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than such law permitted the Corporation to provide prior to such amendment), against all expenses, liability, and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties, and amounts paid in settlement) reasonably incurred or suffered by such indemnitee in connection therewith; provided, however, that, except as provided in Section 3 of this Article IX with respect to proceedings to enforce rights to indemnification, the Corporation shall indemnify any such indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation.

         SECTION 2. ADVANCEMENT OF EXPENSES. The right to indemnification conferred in Section 1 of this Article IX shall include the right to be paid by the Corporation the expenses (including attorney's fees) incurred in defending any such proceeding in advance of its final disposition (hereinafter an "advancement of expenses"); provided, however, that, if the FBCA requires, an advancement of expenses incurred by an indemnitee in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such indemnitee, including, without limitation, service to an employee benefit plan) shall be made only upon delivery to the Corporation of an undertaking (hereinafter an "undertaking"), by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision form which there is not further right to appeal (hereinafter a "final adjudication") that such indemnitee is not entitled to be indemnified for such expenses under this Section 2 of this Article IX or otherwise. The rights to indemnification and to the advancement of expenses conferred in Section 1 and 2 of this Article IX shall be contract rights and such rights shall continue as to an indemnitee who has ceased to be a director, officer, employee or agent and shall insure to the benefit of the indemnitee's heirs, executors and administrators.

         SECTION 3. RIGHT OF INDEMNITEE TO BRING SUIT. If a claim under Section 1 or 2 of this Article IX is not paid in full by the Corporation within sixty
(60) days after a written claim has been received by the Corporation, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be twenty (20) days, the indemnitee may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim. If successful in whole or in part in any such suit, or in a suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an advancement of expenses pursuant to the terms of an undertaking, the indemnitee shall be entitled to be paid also to the expense of prosecuting or defending such suit. In (i) any suit brought by the indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by the indemnitee to enforce a right to an advancement of expenses) it shall be a defense that, and
(ii) in any suit brought by the Corporation to recover an advancement of expenses pursuant

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
to the terms of an undertaking, the Corporation shall be entitled to recover such expenses upon a final adjudication that, the indemnitee has not met any applicable standard for indemnification set forth in the FBCA. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or its shareholders) to have made a determination prior to the commencement of such suit that indemnification of the indemnitee is proper in the circumstances because the indemnitee has met the applicable standard of conduct set forth in the FBCA, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel, or its shareholders) that the indemnitee has not met such applicable standard of conduct, shall create a presumption that the indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by the indemnitee, be a defense to such suit. In any suit brought by the indemnitee to enforce a right to indemnification or to an advancement of expenses hereunder, or brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the indemnitee is not entitled to be indemnified, or to such advancement of expenses, under this
Article IX or otherwise shall be on the Corporation.

         SECTION 4. NON-EXCLUSIVITY OF RIGHTS. The right to indemnification and to the advancement of expenses conferred in this Article IX shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, the Articles of Incorporation, these bylaws, any agreement, a vote of shareholders or disinterested directors, or otherwise.

         SECTION 5. INSURANCE. The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee, or agent of the Corporation or another corporation, partnership, joint venture, trust, or other enterprise against any expense, liability, or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability, or loss under the FBCA.

         SECTION 6. INDEMNIFICATION OF EMPLOYEES AND AGENTS. The Corporation may, to the extent authorized from time to time by the Board of Directors, grant rights to indemnification and to the advancement of expenses to any employee or agent of the Corporation to the fullest extent of the provisions of this Article IX with respect to the indemnification and advancement of expenses of directors and officers of the Corporation.

         SECTION 7. OTHER INDEMNIFICATION. The Corporation's obligation, if any, to indemnify any person who was or is serving at its request as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, enterprise, or non-profit entity shall be reduced by any amount such person may collect as indemnification from such other corporation, partnership, joint venture, trust, enterprise, or non-profit enterprise.

         SECTION 8. AMENDMENT OR REPEAL. Any repeal or modification of the foregoing provisions of this Article IX shall not adversely affect any right or protection hereunder of any person in respect of any act or omission occurring prior to the time of such repeal or modification.

                         ARTICLE X - GENERAL PROVISIONS

         SECTION 1. FISCAL YEAR. The fiscal year of the Corporation shall begin on January 1 and end on December 31 in each year.

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         SECTION 2. DIVIDENDS. The Board of Directors may from time to time declare, and the Corporation may pay, dividends on its outstanding shares in the manner and upon the terms and conditions provided by the Articles of Incorporation and law.

         SECTION 3. SEAL. The Board of Directors shall provide a corporate seal which shall have the name of the Corporation inscribed thereon and shall be in such form as may be approved from time to time by the Board of Directors.

         SECTION 4. FACSIMILE SIGNATURES. In addition to the provisions for use of facsimile signatures elsewhere specifically authorized in these bylaws, facsimile signatures of any officer or officers of the Corporation may be used whenever and as authorized by the Board of Directors or a committee thereof.

         SECTION 5. RELIANCE UPON BOOKS REPORTS AND RECORDS. Each director, each member of any committee designated by the Board of Directors, and each officer of the Corporation shall, in the performance of his duties, be fully protected in relying in good faith upon the books of account or other records of the Corporation and upon such information, opinions, reports, or statements presented to the Corporation by any of its officers or employees or committees of the Board of Directors so designated, or by any other person as to matters which such director or committee member reasonably believes are within such other person's professional or expert competence and who has been selected with reasonable care by or on behalf of the Corporation.

         SECTION 6. TIME PERIODS. In applying any provision of these bylaws which requires that an act be done or not be done a specified number of days prior to an event or that an act be done during a period of a specified number of days prior to an event, calendar days shall be used, the day of the doing of the act shall be excluded, and the day of the event shall be included.

         SECTION 7. CORPORATE RECORDS. The Corporation shall maintain in written form or in a form capable of conversion into written form (a) permanent records of minutes of all meetings of its shareholders and Board of Directors or any committee thereof, or a record of all action taken without a meeting of its shareholders or Board of Directors or any committee thereof; (b) accurate accounting record; and (c) a record of its shareholders in a form that permits preparation of a list of names and addresses of all shareholders in alphabetical order by class of shares showing the number and series held by each. Additionally, the Corporation shall keep a copy of (i) its Articles of Incorporation and all amendments currently in effect; (ii) its bylaws, or restated bylaws, and all amendments currently in effect; (iii) resolutions adopted by its Board of Directors creating one or more classes or series of shares and affixing their relative rights, preferences, and limitations, if shares issued pursuant thereto are outstanding; (iv) minutes of all shareholders' meetings and record of all action taken by shareholders without a meeting for the past three years; (v) written communications to all shareholders, generally, or all shareholders of a class or series within the past three years, including the financial statements furnished for the past three years pursuant to the FBCA; (vi) a list of names and business street addresses of its current directors and officers; and (vii) its most recent annual report delivered to the Florida Department of State pursuant to the FBCA.

                             ARTICLE XI - AMENDMENTS

         Other than as provided by the Articles of Incorporation or under applicable law, any or all of these bylaws may be altered, amended, or repealed and new bylaws may be adopted by: (a) a vote of

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the Board of Directors, except for bylaws adopted or repealed by the shareholders that expressly provide that they may not be subsequently altered, amended, or repealed by the Board, or (b) by a vote of shareholders of the Corporation at any meeting.

                         ARTICLE XII - EMERGENCY BYLAWS

         In the event that a quorum of the Corporation's Board of Directors cannot readily be assembled because of a catastrophic event, the following Emergency Bylaws are in effect until termination of the emergency:

         SECTION 1. NOTICE. Notice of a meeting of the Board of Directors need only be given to those directors whom it is practicable to reach and may be given in any practicable manner, including publication by publication or radio.

         SECTION 2. OFFICERS. One or more officers of the Corporation present at the meeting of the Board of Directors may be deemed to be directors for the meeting, in order of rank and within the same rank in order of seniority, as necessary to achieve a quorum.

         SECTION 3. QUORUM. The director or directors in attendance at a meeting, including those persons deemed directors in accordance with Article XII, Section 2 hereof, shall constitute a quorum.

         SECTION 4. ACTIONS BY THE BOARD OF DIRECTORS DURING AN EMERGENCY. To the extent consistent with these Emergency Bylaw, the Corporation's bylaws shall remain in effect during an emergency. During an emergency as set forth herein, the Board of Directors may (a) modify lines of succession to accommodate the incapacity of any director, officer, employee, or agent; and (b) relocate the principal office or designate alternative principal or regional officers or authorize the officers to do so.

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